Exhibit 99

KADANT INC.
One Technology Park Drive
Westford, MA 01886

NEWS
Kadant Reports 2017 Second Quarter Results
Raises Revenue and EPS Guidance for the Second Half of 2017

WESTFORD, Mass. - August 1, 2017 - Kadant Inc. (NYSE: KAI) reported its financial results for the second quarter ended July 1, 2017.

Second Quarter 2017 Highlights

•	GAAP diluted EPS decreased 4% to $0.72

•	Adjusted diluted EPS increased 18% to a record $1.04

•	Net income decreased 3% to $8 million

•	Adjusted EBITDA increased 5% to a record $19 million and represented 17% of revenue

•	Revenue decreased 1% to $110 million

•	Gross margin was 47.9%

•	Bookings increased 23% to a record $120 million

•	Cash flows from operations increased 73% to $24 million

Note: Adjusted diluted EPS, adjusted EBITDA, and adjusted EBITDA margin are non-GAAP financial measures that exclude certain items as detailed later in this press release.

Management Commentary
“Following our strong first quarter of 2017, we had another outstanding quarter with record bookings, adjusted diluted EPS, and adjusted EBITDA,” said Jonathan Painter, president and chief executive officer of Kadant. “Our adjusted diluted EPS performance achieved a new milestone and was driven by a strong gross margin, which benefited from near-record parts and consumables revenue. Our adjusted diluted EPS excludes the costs related to our acquisition of the forest products business of NII FPG Company (NII), which we completed in early July. We are working hard on the integration of this business, which is proceeding quite well. The more we learn about NII and its management team the more optimistic we are about our future together.

“Our record bookings of $120 million in the second quarter extended our strong bookings performance beyond the previous two quarters and was led by our Stock-Preparation and Wood-Processing product lines, each of which achieved over 30 percent growth in bookings compared to the same period last year. From a geographic perspective, bookings in China and Europe were strong in the second quarter for both capital and parts and consumables products. Another highlight of the quarter was our cash flows from operations of $24 million, which were the second highest in our history.”

Second Quarter 2017 Results
Revenue decreased one percent compared to the second quarter of 2016 to $110.2 million, including a $2.7 million decrease from the unfavorable effect of foreign currency translation. Excluding the impact of foreign currency translation, revenue was up one percent compared to the second quarter of 2016. Gross margin was 47.9 percent. Net income was $8.1 million, or $0.72 per diluted share, compared to $8.3 million, or $0.75 per diluted share, in the second quarter of 2016, and included an $0.8 million, or $0.07 per diluted share, decrease from the unfavorable effects of foreign currency translation. Adjusted diluted EPS increased 18 percent to $1.04 in the second quarter of 2017, compared to $0.88 in the second quarter of 2016. Adjusted diluted EPS in the second quarter of 2017 excludes $0.32 of acquisition costs. Adjusted diluted EPS in the second quarter of 2016 excludes $0.12 of amortization from acquired profit in inventory and backlog and $0.01 of acquisition costs. Adjusted EBITDA increased five percent to $18.8 million compared to $17.9 million in the second quarter of 2016. Adjusted EBITDA excludes $4.1 million of acquisition costs in the second quarter of 2017 and $0.3 million of acquisition costs and $1.9 million from the amortization of acquired profit in inventory and backlog in the second quarter of 2016. Bookings increased 23 percent to a record $120.3 million compared to $98.1 million in the second quarter of 2016, including a $3.5 million decrease from the unfavorable effect of foreign currency translation.

Guidance
“We are increasing our guidance for the second half of 2017 due to both the improved outlook for our existing business, as well as the acquisition of NII,” Mr. Painter continued. “We expect to report full year revenue of $488 to $494 million, revised from our previous guidance of $427 to $437 million. We expect to achieve GAAP diluted EPS of $3.18 to $3.26 in 2017, revised from our previous guidance of $3.27 to $3.37. The revised 2017 guidance includes acquisition costs of $4.8 million, or $0.36 per diluted share, and amortization expense associated with acquired profit in inventory and backlog of $7.0 million, or $0.45 per diluted share. Excluding these acquisition-related expenses, we expect adjusted diluted EPS of $3.99 to $4.07 for 2017. For the third quarter of 2017, we expect GAAP diluted EPS of $0.83 to $0.87 on revenue of $139 to $142 million, including $0.02 of acquisition costs and $0.27 of amortization expense associated with acquired inventory and backlog. Excluding these acquisition-related expenses, we expect adjusted diluted EPS of $1.12 to $1.16 for the third quarter of 2017.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Tuesday, August 1, 2017, at 4:30 p.m. eastern time to discuss its second quarter performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on “Investors”. To listen to the webcast via teleconference, call 888-326-8410 within the U.S., or +1-704-385-4884 outside the U.S. and reference participant passcode 58886672. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. An archive of the webcast presentation will be available on our website until September 1, 2017.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the second quarter results on its website at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation, adjusted operating income, adjusted net income, adjusted diluted earnings per share (EPS), adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA), and adjusted EBITDA margin.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Revenue included a $2.7 million and a $3.8 million unfavorable foreign currency translation effect in the second quarter and first six months of 2017, respectively, compared to the same periods in 2016. Revenue in the first six months of 2017 also included $13.3 million from an acquisition completed in 2016. We present increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation to provide investors insight into underlying revenue trends.

Adjusted operating income, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted diluted EPS exclude acquisition costs, amortization of acquired profit in inventory and backlog, and other income. These items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs or income or none at all.

Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:

•	A pre-tax gain on the sale of assets of $0.3 million in the first six months of 2016.

•
Pre-tax acquisition costs of $4.1 million in the second quarter and $4.4 million in the first six months of 2017. Pre-tax acquisition costs of $0.3 million in the second quarter and $1.7 million in the first six months of 2016.

•	Pre-tax expense related to acquired profit in inventory and backlog of $1.9 million in the second quarter and first six months of 2016.

Adjusted net income and adjusted diluted EPS exclude:

•	An after-tax gain on the sale of assets of $0.2 million ($0.3 million net of tax of $0.1 million) in the first six months of 2016.

•
After-tax acquisition costs of $3.6 million ($4.1 million net of tax of $0.5 million) in the second quarter of 2017 and $3.8 million ($4.4 million net of tax of $0.6 million) in the first six months of 2017. After-tax acquisition costs of $0.2 million ($0.3 million net of tax of $0.1 million) in the second quarter of 2016 and $1.5 million ($1.7 million net of tax of $0.2 million) in the first six months of 2016.

•	After-tax expense related to acquired profit in inventory and backlog of $1.4 million ($1.9 million net of tax of $0.5 million) in the second quarter and first six months of 2016.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

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Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Six Months Ended
Consolidated Statement of Income	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016

Revenues	$110,242	$111,828	$213,099	$208,366
Costs and Operating Expenses:
Cost of revenues	57,418	61,567	111,283	114,129
Selling, general, and administrative expenses	39,159	36,072	73,958	68,568
Research and development expenses	2,222	1,945	4,369	3,649
Other income	—	—	—	(317)
	98,799	99,584	189,610	186,029
Operating Income	11,443	12,244	23,489	22,337
Interest Income	102	66	206	121
Interest Expense	(392)	(340)	(740)	(609)

Income Before Provision for Income Taxes	11,153	11,970	22,955	21,849
Provision for Income Taxes	2,955	3,531	5,690	6,419
Net Income	8,198	8,439	17,265	15,430
Net Income Attributable to Noncontrolling Interest	(102)	(128)	(218)	(243)
Net Income Attributable to Kadant	$8,096	$8,311	$17,047	$15,187

Earnings per Share Attributable to Kadant:
Basic	$0.74	$0.76	$1.55	$1.40
Diluted	$0.72	$0.75	$1.52	$1.37

Weighted Average Shares:
Basic	11,001	10,870	10,976	10,831
Diluted	11,296	11,152	11,250	11,085

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (b)	July 1, 2017	July 1, 2017	July 2, 2016	July 2, 2016

Net Income and Diluted EPS Attributable to Kadant, as Reported	$8,096	$0.72	$8,311	$0.75
Adjustments for the Following:
Acquisition Costs, Net of Tax	3,627	0.32	168	0.01
Amortization of Acquired Profit in Inventory and Backlog, Net of Tax	—	—	1,358	0.12
Adjusted Net Income and Adjusted Diluted EPS	$11.723	$1.04	$9,837	$0.88

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	Six Months Ended		Six Months Ended
	July 1, 2017	July 1, 2017	July 2, 2016	July 2, 2016

Net Income and Diluted EPS Attributable to Kadant, as Reported	$17,047	$1.52	$15,187	$1.37
Adjustments for the Following:
Acquisition Costs, Net of Tax	3,833	0.34	1,510	0.14
Amortization of Acquired Profit in Inventory and Backlog, Net of Tax	—	—	1,358	0.12
Other Income, Net of Tax	—	—	(247)	(0.02)
Adjusted Net Income and Adjusted Diluted EPS	$20,880	$1.86	$17,808	$1.61

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended			of Currency
Revenues by Product Line	July 1, 2017	July 2, 2016	Increase (Decrease)	Translation (a,b)
Stock-Preparation	$46,178	$49,641	$(3,463)	$(2,253)
Doctoring, Cleaning, & Filtration	27,033	27,580	(547)	54
Fluid-Handling	22,520	23,110	(590)	(155)
Papermaking Systems	95,731	100,331	(4,600)	(2,354)
Wood Processing Systems	11,393	8,768	2,625	3,125
Fiber-Based Products	3,118	2,729	389	389
	$110,242	$111,828	$(1,586)	$1,160

				Increase
				Excluding Effect
	Six Months Ended		Increase (Decrease)	of Currency
	July 1, 2017	July 2, 2016		Translation (a,b)
Stock-Preparation	$87,331	$88,059	$(728)	$1,008
Doctoring, Cleaning, & Filtration	52,383	51,419	964	2,167
Fluid-Handling	44,567	44,880	(313)	357
Papermaking Systems	184,281	184,358	(77)	3,532
Wood Processing Systems	21,336	17,475	3,861	4,013
Fiber-Based Products	7,482	6,533	949	949
	$213,099	$208,366	$4,733	$8.494

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				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended			of Currency
Sequential Revenues by Product Line	July 1, 2017	April 1, 2017	Increase (Decrease)	Translation (a,b)
Stock-Preparation	$46,178	$41,153	$5,025	$4,341
Doctoring, Cleaning, & Filtration	27,033	25,350	1,683	1,370
Fluid-Handling	22,520	22,047	473	196
Papermaking Systems	95,731	88,550	7,181	5,907
Wood Processing Systems	11,393	9,943	1,450	1,635
Fiber-Based Products	3,118	4,364	(1,246)	(1,246)
	$110,242	$102,857	$7,385	$6,296

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended			of Currency
Revenues by Geography (c)	July 1, 2017	July 2, 2016	Increase (Decrease)	Translation (a,b)
North America	$51,557	$53,830	$(2,273)	$(1,736)
Europe	33,952	32,960	992	2,400
Asia	16,545	13,985	2,560	3,465
Rest of World	8,188	11,053	(2,865)	(2,969)
	$110,242	$111,828	$(1,586)	$1,160

				Increase
				(Decrease)
				Excluding Effect
	Six Months Ended		Increase (Decrease)	of Currency
	July 1, 2017	July 2, 2016		Translation (a,b)
North America	$101,723	$108,639	$(6,916)	$(6,539)
Europe	66,703	53,925	12,778	15,031
Asia	28,443	26,990	1,453	3,077
Rest of World	16,230	18,812	(2,582)	(3,075)
	$213,099	$208,366	$4,733	$8,494

				Increase
				Excluding Effect
	Three Months Ended			of Currency
Sequential Revenues by Geography (c)	July 1, 2017	April 1, 2017	Increase	Translation (a,b)
North America	$51,557	$50,166	$1,391	$1,407
Europe	33,952	32,751	1,201	277
Asia	16,545	11,898	4,647	4,507
Rest of World	8,188	8,042	146	105
	$110,242	$102,857	$7,385	$6,296

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				Increase
				Excluding Effect
	Three Months Ended			of Currency
Bookings by Product Line	July 1, 2017	July 2, 2016	Increase	Translation (a)
Stock-Preparation	$50,166	$37,152	$13,014	$14,526
Doctoring, Cleaning, & Filtration	32,145	27,868	4,277	5,227
Fluid-Handling	25,207	23,391	1,816	2,368
Papermaking Systems	107,518	88,411	19,107	22,121
Wood Processing Systems	10,543	7,977	2,566	3,028
Fiber-Based Products	2,194	1,739	455	455
	$120,255	$98,127	$22,128	$25,604

				Increase
				Excluding Effect
	Six Months Ended		Increase (Decrease)	of Currency
	July 1, 2017	July 2, 2016		Translation (a)
Stock-Preparation	$98,488	$66,189	$32,299	$34,654
Doctoring, Cleaning, & Filtration	58,698	58,869	(171)	1,369
Fluid-Handling	51,326	45,886	5,440	6,464
Papermaking Systems	208,512	170,944	37,568	42,487
Wood Processing Systems	23,624	18,358	5,266	5,271
Fiber-Based Products	6,969	5,729	1,240	1,240
	$239,105	$195,031	$44,074	$48,998

	Three Months Ended		Six Months Ended
Business Segment Information	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Gross Margin:
Papermaking Systems	48.1%	44.6%	48.0%	45.5%
Other	46.5%	48.4%	46.3%	43.3%
	47.9%	44.9%	47.8%	45.2%

Operating Income:
Papermaking Systems	$17,445	$14,335	$31,703	$27,832
Corporate and Other	(6,002)	(2,091)	(8,214)	(5,495)
	$11,443	$12,244	$23,489	$22,337

Adjusted Operating Income (b, g):
Papermaking Systems	$17,445	$16,307	$31,703	$30,892
Corporate and Other	(1,904)	(1,877)	(3,797)	(5,281)
	$15,541	$14,430	$27,906	$25,611

Capital Expenditures:
Papermaking Systems	$1,293	$1,140	$2,777	$1,658
Corporate and Other	420	72	658	78
	$1,713	$1,212	$3,435	$1,736

	Three Months Ended		Six Months Ended
Cash Flow and Other Data	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Cash Provided by Operations	$23,693	$13,691	$25,376	$19,209
Depreciation and Amortization Expense	3,275	4,913	6,531	7,477

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Balance Sheet Data			July 1, 2017	Dec. 31, 2016
Assets
Cash, Cash Equivalents, and Restricted Cash			$87,981	$73,569
Accounts Receivable, net			68,994	65,963
Inventories			63,390	54,951
Unbilled Contract Costs and Fees			6,421	3,068
Other Current Assets			14,377	9,799
Property, Plant and Equipment, net			49,983	47,704
Intangible Assets			51,659	52,730
Goodwill			158,827	151,455
Other Assets			13,182	11,452
			$514,814	$470,691
Liabilities and Stockholders' Equity
Accounts Payable			$28,875	$23,929
Long-term Debt			60,673	61,494
Capital Lease Obligations			5,094	4,917
Other Liabilities			108,835	96,072
Total Liabilities			203,477	186,412
Stockholders' Equity			311,337	284,279
			$514,814	$470,691

Adjusted Operating Income and Adjusted EBITDA	Three Months Ended		Six Months Ended
Reconciliation	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Consolidated
Net Income Attributable to Kadant	$8,096	$8,311	$17,047	$15,187
Net Income Attributable to Noncontrolling Interest	102	128	218	243
Provision for Income Taxes	2,955	3,531	5,690	6,419
Interest Expense, net	290	274	534	488
Operating Income	11,443	12,244	23,489	22,337
Other Income	—	—	—	(317)
Acquisition Costs (d)	4,098	260	4,417	1,665
Acquired Backlog Amortization (e)	—	1,468	—	1,468
Acquired Profit in Inventory (f)	—	458	—	458
Adjusted Operating Income (b)	15,541	14,430	27,906	25,611
Depreciation and Amortization	3,275	3,445	6,531	6,009
Adjusted EBITDA (b)	$18,816	$17,875	$34,437	$31,620

Adjusted EBITDA Margin (b, h)	17.1%	16.0%	16.2%	15.2%

Papermaking Systems
Operating Income	$17,445	$14,335	$31,703	$27,832
Other Income	—	—	—	(317)
Acquisition Costs (d)	—	46	—	1,451
Acquired Backlog Amortization (e)	—	1,468	—	1,468
Acquired Profit in Inventory (f)	—	458	—	458
Adjusted Operating Income (b)	17,445	16,307	31,703	30,892
Depreciation and Amortization	2,618	2,737	5,211	4,613
Adjusted EBITDA (b)	$20,063	$19,044	$36,914	$35,505

Corporate and Other
Operating Loss	$(6,002)	$(2,091)	$(8,214)	$(5,495)
Acquisition Costs (d)	4,098	214	4,417	214
Adjusted Operating Income (b)	(1,904)	(1,877)	(3,797)	(5,281)
Depreciation and Amortization	657	708	1,320	1,396
Adjusted EBITDA (b)	$(1,247)	$(1,169)	$(2,477)	$(3,885)

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(a)
Represents the increase (decrease) resulting from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(b)	Represents a non-GAAP financial measure.

(c)	Geographic revenues are attributed to regions based on customer location.

(d)	Represents transaction costs associated with our acquisitions.

(e)	Represents intangible amortization expense associated with acquired backlog.

(f)	Represents expense within cost of revenues associated with acquired profit in inventory.

(g)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(h)	Calculated as adjusted EBITDA divided by revenue in each period.

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About Kadant
Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with approximately 2,300 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. Our actual results may differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended December 31, 2016 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; our customers’ ability to obtain financing for capital equipment projects; changes in government regulations and policies; the oriented strand board market and levels of residential construction activity; development and use of digital media; price increases or shortages of raw materials; dependence on certain suppliers; international sales and operations; economic conditions and regulatory changes caused by the United Kingdom’s likely exit from the European Union; disruption in production; our acquisition strategy; our internal growth strategy; competition; soundness of suppliers and customers; our effective tax rate; future restructurings; soundness of financial institutions; our debt obligations; restrictions in our credit agreement; loss of key personnel; reliance on third-party research; protection of patents and proprietary rights; failure of our information systems or breaches of data security; fluctuations in our share price; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
mike.mckenney@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
wes.martz@kadant.com

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